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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE CORPORATION

SUBSIDIARIES OF THE WACKENHUT CORPORATION
   American Guard and Alert, Inc. (Alaska)
   Titania Advertising, Incorporated (Florida)
   Titania Insurance Company of America (Vermont)
   Tuhnekcaw, Inc. (Delaware)
   Wackenhut Airline Services, Inc. (Florida)
   Wackenhut Australia, Pty., Ltd. (Australia)
   Wackenhut of Canada, LTD. (Canada)
   Wackenhut Corrections Corporation (Florida)
   Wackenhut Educational Services, Inc. (Florida)
   Wackenhut Financial, Inc. (Delaware)
   Wackenhut Funding Corp. (Delaware)
   Wackenhut International, Incorporated (Florida)
   Wackenhut of Nevada, Inc. (Nevada)
   Wackenhut Resources, Inc. (Florida)
   Wackenhut Services, Incorporated (Florida)

SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED
   Ecma, S.A. de C.V. (El Salvador)
   Instituto Wackenhut, S.A. (Ecuador)
   Peruana de Seguridad y Vigilancia, S.A. (PESEVISA) (Peru)
   Seguridad Wackenhut, S.A. de CV (Mexico)
   Wackenhut A/O (Russia)
   Wackenhut Belize Ltd. (Belize)
   Wackenhut Bolivia, S.A. (Bolivia)
   Wackenhut Cameroon, S.A. (Cameroon)
   Wackenhut Central Europe GMBH (Germany)
   Wackenhut Czech, SPOL, S.R.O.  (Czech Republic)
   Wackenhut de El Salvador, S.A. (El Salvador)
   Wackenhut de Guatemala, S.A. (Guatemala)
   Wackenhut de Honduras, S.A. (Honduras)
   Wackenhut de Nicaragua, S.A. (Nicaragua)
   Wackenhut de Valores, S.A. (Guatemala)
   Wackenhut de Venezuela, S.A. (Venezuela)
   Wackenhut del Ecuador, S.A. (Ecuador)
   Wackenhut Dominicana, S.A. (Dominican Republic)
   Wackenhut France, S.A.R.L. (France)
   Wackenhut Gambia, Ltd. (Gambia)
   Wackenhut Jamaica, Ltd. (Jamaica)
   Wakenhut Kuban (Russia)
   Wackenhut Pakistan (PVT) Limited (Pakistan)
   Wackenhut Maghreb, S.A. (Morocco)
   Wackenhut Mozambique Lda (Mozambique)
   Wackenhut Neva (Russia)
   Wackenhut Paraguay, S.A. (Paraguay)
   Wackenhut Peru, S.A. (Peru)
   Wackenhut Puerto Rico, Inc. (Puerto Rico)
   Wackenhut S.A. (Costa Rica)




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SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED (CONTINUED)
   Wackenhut Sakhalin (Russia)
   Wackenhut Santa Cruz, S.A. (Bolivia)
   Wackenhut Seges (Ivory Coast)
   Wackenhut Services S.A. de C.V. (El Salvador)
   Wackenhut Sierra Leone (Sierra Leone)
   Wackenhut Transportation de Valores, S.A. (Ecudaor)
   Wackenhut U.K. Limited (United Kingdom)
   Wackenhut Uruguay, S.A. (Uruguay)
   WII/Sound and Security Engineering Co. (Jordan)

SUBSIDIARY OF AMERICAN GUARD AND ALERT
   Ahtna AGA Security, Inc. (Alaska)

SUBSIDIARIES OF WACKENHUT CORRECTIONS CORPORATION
   Atlantic Shores Healthcare, Inc.
   Miramichi Youth Centre Management, Inc.
   Wackenhut Corrections (U.K.), Limited (United Kingdom)
   Wackenhut Corrections Corporation Australia Pty Ltd. (Australia) Wackenhut Corrections of Canada, Ltd. (Canada)
   Wackenhut Corrections Design Services, Inc.
   Wackenhut Corrections Puerto Rico, Inc.
   WCC Development, Inc. (Florida)
   WCC/FL/01, Inc. (Florida)
   WCC/FL/02, Inc. (Florida)
   WCC Financial, Inc. (Delaware)
   WCC RE Holdings, Inc. (Florida)

SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION AUSTRALIA
   Wackenhut Correctional Investments Pty Ltd. (Australia) Australasian Correctional Management Pty Ltd. (Australia) Wackenhut Correctional Services Pty Ltd. (Australia)

SUBSIDIARY OF WACKENHUT SERVICES, INCORPORATED
   Wackenhut Services, LLC. (Colorado)

SUBSIDIARIES OF WACKENHUT RESOURCES, INC.
   Oasis Outsourcing, Inc. (Florida)
   King Staffing, Inc. (Florida)
   Professional Employee Management, Inc. (Florida)
   Souteastern Resources, Inc. (Florida)
   Staffing, Inc. (Florida)
   WRI Staffing, Inc. (Florida)
   WRI II, Inc. (Florida)